Exhibit 23.3

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 14, 1998 included in Affiliated Community Bancorp, Inc.'s Form 10-K for the year ended December 31, 1997 and incorporated by reference into Registration Statement No. 333-52115 and to all references to our firm included in this Registration Statement.

                                                           ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 26, 1998